Exhibit 99.1

Conference Call:	Today, February 1st 2005 at 11:00 a.m. EST
Dial-in number:	800-218-9073. Replay information below.
Webcast URL:	www.fulldisclosure.com

CONTACT:

Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
(303) 706-0778	(212) 835-8500 or FLYR@jcir.com

NAVIGANT INTERNATIONAL (FLYR) REPORTS FOURTH QUARTER

REVENUE OF $123.0 MILLION, NET INCOME OF $2.8 MILLION AND DILUTED

EPS OF $0.17

- Fourth Quarter EBITDA Rises 18.2% to $10.8 Million -

Denver, CO; February 1, 2005 – Navigant International, Inc. (Nasdaq: FLYR), the second largest provider of corporate travel management services in the United States based on tickets sold, today reported operating results for its fourth quarter and twelve months ended December 26, 2004, as summarized below.

Summary Q4 Financial Results (In millions, except per share data)

	For the Three Months Ended
	Dec. 26, 2004	Dec. 28, 2003
Revenues	$123.0	$87.0
Gross Margin	36.8%	43.9%
Net Income (Loss) (3)	$2.8	$(6.7)
EBITDA (1)	$10.8	$9.1
Operating Income	$7.8	$6.7
Operating Margin	6.4%	7.8%
Diluted EPS (2) (3)	$0.17	$(0.47)

Summary Twelve Month Financial Results (In millions, except per share data)

	For the Twelve Months Ended
	Dec. 26, 2004	Dec. 28, 2003
Revenues	$451.4	$352.3
Gross Margin	41.1%	46.1%
Net Income (3)	$20.8	$6.8
EBITDA (1)	$55.9	$49.7
Operating Income	$45.8	$39.4
Operating Margin	10.1%	11.2%
Diluted EPS (2) (3)	$1.16	$0.47

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial tables accompanying this release. We believe EBITDA may assist investors in assessing the operating performance of Navigant and

Navigant International Reports Fourth Quarter/Full Year Results, 2/1/05	page 2

may provide a helpful measure with which to evaluate our compliance with our credit agreements. Our credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage, and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

(2)	Navigant’s diluted earnings per share for the three and twelve months ended December 26, 2004 reflect the inclusion of the 4,349,405 contingent shares as required by the EITF Issue No. 04-8. Navigant’s diluted earnings per share for the three and twelve months ended December 28, 2003 reflect one-time, cash and non-cash charges of approximately $13.7 million pretax, or approximately $8.7 million after tax, or $0.60 per share, for the Company’s November 2003 debt restructuring.
(3)	See below in this release for information on a possible reallocation affecting depreciation and amortization expenses.

Edward S. Adams, Chairman and Chief Executive Officer, commented, “We believe our solid 2004 performance demonstrates the effectiveness of our business model and the strategic initiatives we undertook throughout 2004. We also believe we are well positioned to take the advantage of what we view as a period of sustained recovery within our industry. The combination of positive corporate travel industry trends, continued high client retention rates, strong transaction levels, complementary accretive acquisitions, new business, more value added offerings and cost controls resulted in strong fourth quarter revenue and diluted EPS in line with our previous guidance, taking into account the 4.3 million contingent convertible shares now reflected in our diluted share count.

“Total transaction volumes for 2004 exceeded our expectations by approximately 25%, due primarily to our acquisition of Northwestern Travel in June of 2004. In addition, we achieved internal transaction growth of 8% in 2004. Looking forward to 2005, we are encouraged by the ongoing strength in corporate travel and high transaction levels that were recorded in the latter part of 2004, and at present we expect these trends to continue in 2005.

“We recently announced a strategic acquisition that expands our global operations into the Asia/Pacific region. This transaction is expected to close in early February. Additionally, Navigant’s sales success during the latter part of 2004 and through January 2005 was stronger than expected, particularly with respect to multinational corporate travel accounts, due in part to our alliance with TQ3. Furthermore, the sales pipeline is robust and we are excited about participating in several competitive procurement processes as we are confident that our broad, value added, service-backed corporate travel and meeting and incentive offerings represent strong solutions for corporate travelers both domestically and worldwide.

“Reflecting our industry position, a healthy travel market, and the benefit of recent acquisitions, which have both strengthened and expanded our domestic and global core corporate travel operations and significantly expanded our revenue derived from meetings and incentives, we expect 2005 revenue of approximately $494.5 million and net income of $21.4 million, with corresponding EBITDA of $58.0 million and diluted EPS of $1.18. As noted in the recently filed 8-K, in connection with a periodic review by the SEC, we are obtaining valuations for several acquisitions in 2001 through 2004 and intangible amortization expense in those periods might be adjusted. Upon the completion of this process we will, if necessary, adjust our guidance for 2005 diluted EPS.”

Robert C. Griffith, Navigant’s Chief Financial Officer and Chief Operating Officer added, “During the fourth quarter, our slowest period of the year, Navigant’s consolidated gross margins were

Navigant International Reports Fourth Quarter/Full Year Results, 2/1/05	page 3

36.8% and our operating margin was 6.4%. As anticipated, these margins reflect the significant growth and seasonality of our meetings and incentive operations, which have lower gross and operating margins. We expect 2005 quarterly gross and operating margins to fluctuate slightly depending on the seasonality of the meeting and incentives operations, which are strongest in the first and fourth quarters with the third quarter being the slowest seasonal period. G&A expenses were 28.1% of revenues for the fourth quarter of 2004, down from 33.4% in the same period last year. This metric also reflects the revenue recognition policy associated with the meetings and incentive operations as well as the operating leverage we realize with higher transaction volumes. Given the changes in revenue mix between 2004 and 2003, it is relevant to note that 2004 fourth quarter operating income rose 16.0% over 2003 levels with EBITDA rising 18.2% during the same period.

“We continue to advance strategies to gain pricing and margin leverage by managing costs to transactions. We’ve also implemented additional internal reporting procedures to provide improved inputs to management on matters such as client re-negotiations and online travel adoption. These reports, as well as our long-term success in managing costs to transactions and the strength of corporate travel are important factors in Navigant’s optimism for 2005.

“Our market position remains strong with new business wins and a growing base of multinational proposals, resulting from broadened worldwide capabilities and the TQ3 joint venture. Throughout 2005 we will be focused on growing our core businesses both internally and through measured acquisitions.”

2005 Guidance

Mr. Griffith concluded, “In 2005 we expect financial growth. Outlined in the table below is our preliminary quarterly and full year guidance for 2005, as well as our assumptions.”

The table below sets forth current guidance targets for quarterly and full year 2005 results and assumes that:

•	Transaction volumes (generated from clients under management contracts or service fee arrangements) will increase at a rate of 4% in 2005;

•	Client retention will continue at historical levels, and when combined with sales to new accounts will lead to increased revenues;

•	Salaries will increase in the second quarter as we institute annual raises. Health care costs will also increase, with this increase being effected throughout 2005;

•	Depreciation and amortization expenses in 2005 will show a slight increase compared to 2004 associated with the deployment of the Company’s new Passportal site and other technology investments;

•	The anticipated tax rate throughout 2005 will be 38%;

•	Quarterly interest expense of approximately $3.3 million, which reflects the Company’s revolving credit facility, five year term loan, and the November 2003 offering of $72.0 million aggregate principal amount of 4.875% convertible subordinated debentures due 2023 and is inclusive of mark to market interest rate swap adjustments and debt issuance cost. The guidance reflects the expectation that the $120.0 million four year revolving credit facility will initially accrue interest at 325 basis points over LIBOR, and the $50.0 million five year term loan will initially accrue interest at 350 basis points over LIBOR;

•	That the Company will have approximately 20 million diluted shares outstanding; and,

•	There will be no material changes in economic conditions, other extraordinary world events affecting travel or significant acquisitions.

Navigant International Reports Fourth Quarter/Full Year Results, 2/1/05	page 4

•	As noted above, after the results of the valuations on the 2001 through 2004 acquisitions and the impact on historical amortization levels of intangible assets can be determined Navigant will, if necessary, issue revised 2005 EPS guidance.

Summary Quarterly Guidance for 2005 (In millions, except per share data)

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	FY 2005
Net Revenue	$125.0	$126.0	$120.0	$123.5	$494.5
Net Income (3)	$5.5	$6.9	$5.7	$3.3	$21.4
EBITDA (1)	$15.0	$17.0	$15.0	$11.0	$58.0
Diluted EPS (3)	$0.30	$0.37	$0.31	$0.19	$1.18

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial tables accompanying this release. We believe EBITDA may assist investors in assessing the operating performance of Navigant and may provide a helpful measure with which to evaluate our compliance with our credit agreements. Our credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage, and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.
(3)	See below in this release for information on a possible reallocation affecting depreciation and amortization expenses.

Possible Reallocation

As reported on January 6, 2005, in connection with a periodic review of Navigant’s filings by the Securities and Exchange Commission, Navigant and the SEC have discussed Navigant’s allocation of purchase price between goodwill and customer-related intangibles and other identifiable intangibles obtained when Navigant acquired other businesses. Navigant, following consideration of the SEC’s comments, has determined that it will seek independent valuations of these customer-related and other identifiable intangibles as of their dates of acquisition. Navigant has engaged a valuation firm for this purpose, and work is underway on the valuation. These valuations will include several previous acquisitions, including Navigant’s acquisition of Scheduled Airlines Traffic Offices, Inc. (Sato Travel) in June of 2001. Upon review of such valuations, Navigant may reallocate some portion of these customer-related and other identifiable intangibles from goodwill to specific, definite-lived, identifiable assets. This reallocation may affect Navigant’s depreciation and amortization expenses, and thus may result in non-cash charges that would reduce Navigant’s stated net income and earnings per share for the affected periods. As a result of these charges, Navigant may revise its 2001, 2002, 2003, and 2004 financial statements. Further, the Company’s guidance for 2005 is subject to the same possible reallocation and charges. As of the date of this release, Navigant cannot state with certainty if such revisions will be required, or the specific amounts of such revisions if they were to occur.

Conference Call Information – 11:00 am EST, Tuesday, February 1, 2005

The conference call number is 800-218-9073, please call 10 minutes in advance to ensure that you are connected prior to the presentation. A live Webcast of the call will be available on www.fulldisclosure.com (requires a Windows Media Player).

Following its completion, a replay of the call can be accessed for two weeks by dialing 303-590-3000. The access code for the replay is 11022578#. Replays of the Webcast will be available for 30 days at www.fulldisclosure.com.

Navigant International Reports Fourth Quarter/Full Year Results, 2/1/05	page 5

About Navigant International, Inc.

Denver-based Navigant International, Inc., doing business as TQ3NAVIGANT, is the second largest corporate travel management business services provider in North America based on airline tickets sold serving corporate, government, military, leisure, and meetings and incentive clients. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR powered reporting tools; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. The Company currently employs more than 4,700 Associates and has operations in 1,000 locations in 20 countries and U.S. territories. Navigant’s shares are traded on the NASDAQ National Market under the ticker symbol “FLYR.”

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 28, 2003, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

# # #

(financial tables follow)

Navigant International Reports Fourth Quarter/Full Year Results, 2/1/05	page 6

Navigant International, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three Months Ended
	December 26, 2004	December 28, 2003
	(Unaudited)	(Unaudited)
Revenues	$123,024	$87,040
Operating expenses	77,708	48,825

Gross profit	45,316	38,215

General and administrative expenses	34,524	29,088

Depreciation and amortization expense	2,967	2,379

Operating Income	7,825	6,748

Interest expense, net and other	3,176	17,389

Income (loss) before provision for income taxes	4,649	(10,641)

Provision for income taxes	1,836	(3,895)

Net income (loss)	$2,813	$(6,746)

EBITDA	$10,792	$9,127

Net income (loss) per share:
Basic net income (loss) per share	$0.18	$(0.47)

Diluted net income (loss) per share	$0.17	$(0.47)

Weighted average shares outstanding:
Basic	15,463	14,437

Diluted	20,160	14,437

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial tables accompanying this release. We believe EBITDA may assist investors in assessing the operating performance of Navigant and may provide a helpful measure with which to evaluate our compliance with our credit agreements. Our credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage, and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. A reconciliation of the above EBITDA figures can be made by adding Provision for income taxes, Interest expense, net and other and Depreciation and amortization expenses to our Net income (loss) as in the table below.

	Three Months Ended
	December 26, 2004	December 28, 2003
Net income (loss)	$2,813	$(6,746)
Add: Provision for income taxes	1,836	(3,895)
Add: Interest expense, net and other	3,176	17,389
Add: Depreciation and amortization expense	2,967	2,379

EBITDA	$10,792	$9,127

Navigant International Reports Fourth Quarter/Full Year Results, 2/1/05	page 7

Navigant International, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Twelve Months Ended
	December 26, 2004	December 28, 2003
Revenues	$451,365	$352,283

Operating expenses	265,666	189,900

Gross profit	185,699	162,383

General and administrative expenses	129,770	112,681

Depreciation and amortization expense	10,121	10,307

Operating income	45,808	39,395
Interest expense, net and other	12,285	28,357

Income before provision for income taxes	33,523	11,038

Provision for income taxes	12,721	4,189

Net income	$20,802	$6,849

EBITDA	$55,929	$49,702

Net income per share:
Basic net income per share	$1.38	$0.48

Diluted net income per share	$1.16	$0.47

Weighted average shares outstanding:
Basic	15,049	14,198

Diluted	19,840	15,162

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial tables accompanying this release. We believe EBITDA may assist investors in assessing the operating performance of Navigant and may provide a helpful measure with which to evaluate our compliance with our credit agreements. Our credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage, and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. A reconciliation of the above EBITDA figures can be made by adding Provision for income taxes, Interest expense, net and other and Depreciation and amortization expenses to our Net income as in the table below.

	Twelve Months Ended
	December 26, 2004	December 28, 2003
Net income	$20,802	$6,849
Add: Provision for income taxes	12,721	4,189
Add: Interest expense, net and other	12,285	28,357
Add: Depreciation and amortization expense	10,121	10,307

EBITDA	$55,929	$49,702